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                                                       Registration Nos. 2-83538
                                                                        811-3728

                                  EXHIBIT 1(H)

           AMENDMENT NO. 7 TO THE AGREEMENT AND DECLARATION OF TRUST
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                            NEW ENGLAND ZENITH FUND

             Amendment No. 7 to Agreement and Declaration of Trust

        The undersigned, being at least a majority of the Trustees of New England Zenith Fund (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Agreement and Declaration of Trust (as amended through Amendment No. 6 thereto, the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

        The undersigned Trustees having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

        Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or
        ----- ----
        to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated:
        (1) the "Back Bay Advisors Money Market Series," (2) the "Back Bay Advisors Bond Income Series," (3) the "Capital Growth Series," (4) the "Westpeak Stock Index Series," (5) the "Back Bay Advisors Managed Series," (6) the "Westpeak Growth and Income Series" (formerly the Westpeak Value Growth Series), (7) the "Loomis Sayles Avanti Growth Series," (8) the "Loomis Sayles Small Cap Series," (9) the "Loomis Sayles Balanced Series," (10) the "Draycott International Equity Series," (11) the "Salomon Brothers U.S. Government Series," (12) the "Salomon Brothers Strategic Bond Opportunities Series," (13) the "Davis Venture Value Series" and (14) the "Alger Equity Growth Series."

        The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, we have hereunder set our hands for ourselves and for our successors and assigns this 23st day of July, 1996.

/s/ NANCY HAWTHORNE                /s/ ROBERT B. KITTREDGE
---------------------------        ----------------------------
Nancy Hawthorne                    Robert B. Kittredge


                                   /s/ DALE ROGERS MARSHALL
---------------------------        ----------------------------
Laurens MacLure                    Dale Rogers Marshall


/s/ ANNE M. GOGGIN                 /s/ JOSEPH E. TURLEY
---------------------------        ----------------------------
Anne M. Goggin                     Joseph E. Turley


/s/ FREDERICK K. ZIMMERMANN        /s/ RICHARD S. HUMPHREY, JR.
---------------------------        ----------------------------
Frederick K. Zimmermann            Richard S. Humphrey, Jr.

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
/s/ JOSEPH M. HINCHEY         /s/ JOHN ARENA
------------------------      ----------------------------
Joseph M. Hinchey             John Arena


/s/ JOHN FLYNN                /s/ JOHN LUDES
------------------------      ----------------------------
John Flynn                    John Ludes